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                                 EXHIBIT 99.1


                                 FORM OF PROXY

                                REVOCABLE PROXY

                        DROVERS BANCSHARES CORPORATION


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                        SPECIAL MEETING OF SHAREHOLDERS

                                 May 17, 2001

  THE UNDERSIGNED hereby constitutes and appoints William H. Neff, Jr. and Timothy P. Ruth, and either of them, as lawful attorneys and proxies of the undersigned, with full power of substitution, to represent and vote, as directed below, all of the shares of Common Stock of Drovers Bancshares Corporation held of record by the undersigned at the close of business on April 4, 2001, at the Special Meeting of the Shareholders of Drovers Bancshares Corporation to be held on May 17, 2001, at 9:00 a.m. at The Historical Society of York County, 250 East Market Street, York, Pennsylvania 17401, or at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present, as follows:

     (1) PROPOSAL to approve, adopt, ratify and confirm the Agreement and Plan of Merger, dated December 27, 2000, between Fulton Financial Corporation and Drovers Bancshares Corporation providing, among other things, for the merger of Drovers Bancshares Corporation with and into Fulton Financial Corporation and for the automatic conversion of each share of Drovers Bancshares Corporation common stock into 1.24 shares of common stock of Fulton Financial Corporation.

               [_]   FOR              [_]   AGAINST              [_]   ABSTAIN

     (2) PROPOSAL to adjourn the special meeting if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger agreement.

               [_]   FOR              [_]   AGAINST              [_]   ABSTAIN


     (3) In their discretion the proxies are authorized to vote upon any other matter properly before the meeting.

  This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented



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at the special meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.


  The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus dated April 9, 2001, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.


Date:
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                                                      Signature


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                                                      Signature

     Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. If signing for a corporation or a partnership, or as attorney or fiduciary, indicate your full title. If more than one fiduciary is involved, all should sign.